EXHIBIT A

Fund List

Roundhill Bitcoin Covered Call Strategy ETF

Roundhill S&P 500 0DTE Covered Call Strategy ETF

Roundhill Nasdaq-100 0DTE Covered Call Strategy ETF

Roundhill Daily 2X Long Magnificent Seven ETF

Roundhill GLP-1 & Weight Loss ETF

Roundhill S&P 500 Target 10 Managed Distribution ETF

Roundhill S&P 500 Target 20 Managed Distribution ETF

Roundhill Ether Covered Call Strategy ETF

Roundhill Russell 2000 0DTE Covered Call Strategy ETF

Roundhill China Magnificent Seven ETF

Roundhill Uranium ETF

Roundhill AAPL WeeklyPayTM ETF

Roundhill AMD WeeklyPayTM ETF

Roundhill AMZN WeeklyPayTM ETF

Roundhill COIN WeeklyPayTM ETF

Roundhill GOOGL WeeklyPayTM ETF

Roundhill META WeeklyPayTM ETF

Roundhill MSFT WeeklyPayTM ETF

Roundhill PLTR WeeklyPayTM ETF

Roundhill NVDA WeeklyPayTM ETF

Roundhill TSLA WeeklyPayTM ETF

Roundhill Weekly T-Bill ETF

Roundhill Magnificent Seven Covered Call ETF

Roundhill ABNB WeeklyPayTM ETF

Roundhill ARM WeeklyPayTM ETF

Roundhill AVGO WeeklyPayTM ETF

Roundhill BABA WeeklyPayTM ETF

Roundhill BRKB WeeklyPayTM ETF

Roundhill COST WeeklyPayTM ETF

Roundhill CRWD WeeklyPayTM ETF

Roundhill DKNG WeeklyPayTM ETF

Roundhill HOOD WeeklyPayTM ETF

Roundhill MSTR WeeklyPayTM ETF

Roundhill NFLX WeeklyPayTM ETF

Roundhill RDDT WeeklyPayTM ETF

Roundhill SHOP WeeklyPayTM ETF

Roundhill SPOT WeeklyPayTM ETF

Roundhill UBER WeeklyPayTM ETF

Roundhill S&P 500 No Dividend Target ETF

Roundhill Humanoid Robotics ETF

Roundhill Top WeeklyPayTM ETF
Roundhill Meme Stock ETF

Roundhill Inverse Dow 30 WeeklyPay™ ETF

Roundhill Inverse Russell 2000 WeeklyPay™ ETF

Roundhill Inverse Innovation-100 WeeklyPay™ ETF

Roundhill Inverse S&P 500® WeeklyPay™ ETF

Roundhill Investment Grade Bond WeeklyPay™ ETF

Roundhill Bitcoin WeeklyPay™ ETF

Roundhill Dow 30 WeeklyPay™ ETF

Roundhill Russell 2000 WeeklyPay™ ETF

Roundhill Emerging Markets WeeklyPay™ ETF

Roundhill Innovation-100 WeeklyPay™ ETF

Roundhill Developed Markets WeeklyPay™ ETF

Roundhill Semiconductor WeeklyPay™ ETF

Roundhill Ether WeeklyPay™ ETF

Roundhill S&P 500® WeeklyPay™ ETF

Roundhill Gold WeeklyPay™ ETF

Roundhill Treasury Bond WeeklyPay™ ETF

Roundhill High Yield Bond WeeklyPay™ ETF

Roundhill Gold Miners WeeklyPay™ ETF

Roundhill Meme Stock Covered Call ETF

Roundhill Daily 2X Long Meme Stock ETF

Roundhill APP WeeklyPay™ ETF

Roundhill ORCL WeeklyPay™ ETF

Roundhill UNH WeeklyPay™ ETF

Roundhill WMT WeeklyPay™ ETF
Roundhill Robotaxi, Autonomous Vehicles & Technology ETF
Roundhill Space & Technology ETF

Roundhill Ultra Short Duration No Dividend Target ETF

Roundhill Memory ETF

Roundhill HALO ETF

Roundhill Photonics & Optics ETF

Roundhill Quantum Computing ETF

Roundhill S&P 500® Target 10,000 2030 ETF

Roundhill Innovation-100 Target 50,000 2030 ETF

Roundhill Dow Target 75,000 2030 ETF

Roundhill Neocloud ETF

Roundhill Power Semiconductor ETF

Roundhill MLCC & Electronic Components ETF

Roundhill LLM ETF

Roundhill Semicap ETF

Roundhill Magnificent Seven Plus ETF

Roundhill S&P 500® Defensive Income ETF

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